Exhibit 3.1

DOC ID ---- > 202509301280 Name of Limited Liability Company DPL LLC (Name must include one of the following words or abbreviations: "limited liability company", “limited”, "LLC", "L.L.C.", "ltd.", or "ltd".) Optional: Effective Date (MM/DD/YYYY) Effective Time Pursuant to Ohio Revised Code Section 1706.16(D), a limited liability company is formed when the articles of organization are filed by the secretary of state or at any later date or time specified in the articles of organization. Pursuant to Ohio Revised Code Section 1706.172(D), articles of organization delivered to the Ohio Secretary of State for filing may specify an effective time and a delayed effective date of not more than ninety days following the date of receipt by the Secretary of State. Articles of organization are effective as provided in Ohio Revised Code Section 1706.172(D). Optional: Purpose Form 610 Prescribed by: For scr ee n readers, foll o w instructi on s loc ate d a t this path INSTRUCTIONS  Include the filing fee.  Make check or money order payable to Ohio Secretary of State.  Print on single - sided 8 ½ x 11 paper.  Double sided paper will be rejected.  Information must be typed.  Illegible forms will be rejected Articles of Organization for a Domestic Limited Liability Company Filing Fee: $99 Form Must Be Typed 115 - LCA Regular Service: P.O. Box 670 Columbus, OH 43216 OR Expedite Service: P.O. Box 1390 Columbus, OH 43216 . Form 610 Last Revised: 10/2024 Page 2 of 6 MAIL TO

DOC ID ----> 202509301280

Original Appointment of Statutory Agent

The undersigned authorized member(s), manager(s) or representative(s) of

DPL LLC
(Name of Limited Liability Company)

hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The complete address of the agent is:

Brian Hylander
(Name of Statutory Agent)

1065 Woodman Drive
(Agent Address - Post office boxes and CMRAs are **NOT** allowed. See instructions for details.)

Dayton	Ohio	45432
(City)	(State)	(ZIP Code)

Acceptance of Appointment

The Undersigned, Brian Hylander, named herein as the
(Name of Statutory Agent)

Statutory agent for DPL LLC
(Name of Limited Liability Company)

hereby acknowledges and accepts the appointment of statutory agent for said limited liability company.

Statutory Agent Signature
(Individual Agent's Signature / Signature on Behalf of Business Serving as Agent)

If applicable, attach a statement as provided in division (B)(3) of section 1706.761 of the Ohio Revised Code to state that the LLC may have one or more series of assets subject to limitations.

Form 610 Page 3 of 6 Last Revised: 10/2024

DOC ID ---- > 202509301280 By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Until this filing is approved, this business entity does not legally exist, therefore, the entity cannot be the signer of this document. If the person is an individual, then he or she must sign on the “signature” line and print his or her name in the “Print Name” Box. If the person is a business entity, please print the name of the entity in the “Signature” box and an authorized representative of the business must sign in the “By” box and print his or her name and title or authority in the “Print Name Box.” Signature By (if applicable) Print Name Signature By (if applicable) Print Name Signature By (if applicable) Print Name Brian Hylander Form 610 Last Revised: 10/2024 Page 4 of 6